EXHIBIT 21.1

     SUBSIDIARIES OF THE REGISTRANT


                                                    State of       Percent
                                                    Incorporation  Owned
                                                    -------------  -------
     Sterling Savings Association                   Washington     100%

     Tri-Cities Mortgage Corporation                Washington     100%

     Sterling Capital Trust I                       Delaware       100%

       Subsidiaries of Sterling Savings
       Association:

         Action Mortgage Company                    Washington     100%

         Harbor Financial Services, Inc.            Washington     100%
         (A subsidiary of Evergreen First Service
         Corporation)

         INTERVEST-Mortgage Investment Company      Washington     100%

         Evergreen Environmental Development
         Corporation                                Washington     100%

         Evergreen First Service Corporation        Washington     100%
         Fidelity Service Corporation               Washington     100%

         Tri-West Mortgage Company                  Washington     100%